EXHIBIT 23.1

September 20,  2005

U.S. Securities and Exchange Commission Division of Corporate Finance 450 Fifth Street, N.W.
Washington,  D.C.  20549

                         CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Xtreme Companies, Inc. of our report dated April 13, 2005 for the years ended December 31, 2004 and 2003, and to all references to our firm included in this Registration Statement.



/s/Michael  Johnson  &  Co,  LLC
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Michael  Johnson  &  Co,  LLC
Denver,  Colorado
September 20,  2005